SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                          November 25, 1996



                     Grand Toys International, Inc.
         (Exact name of registrant as specified in its charter)




           Nevada                   02-22372                   87-0454155
    (State of Incorporation)   (Commission File Number)    (IRS Employer
                                                            Identification No.)




                        1710 Route Transcanadienne
                     Dorval, Quebec, Canada H9P 1H 7
            (Address of principal executive offices) (Zip Code)



                             (514) 685-2180
                      (Registrant's telephone number)


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Item 5.  Other Events.


         On November 25, 1996, Grand Toys International, Inc. (the "Company") settled the lawsuit against it for a combination of cash and shares of common stock of the Company having an aggregate value of approximately $600,000. The Company anticipates that this one-time expense will result in a small loss in the fourth quarter of its 1996 fiscal year, although the management of the Company expects the Company to be profitable for the entire year 1996.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 23, 1996                GRAND TOYS INTERNATIONAL, INC.



                                      By: /s/ Ron Goldenberg
                                        Ron Goldenberg, Executive Vice President
                                        and Chief Financial Officer